SCHEDULE A TO INVESTMENT ADVISORY AGREEMENT

Each portfolio of Ohio National Fund, Inc. shall pay fees to Ohio National Investments, Inc. computed at the following rates as provided in Paragraph 7 of the Agreement:

ON Janus Henderson Venture Portfolio

0.80% of first $150 million

0.75% of next $150 million

0.70% of next $300 million

0.65% over $600 million

ON Janus Henderson Enterprise Portfolio

0.85% of first $100 million

0.80% of next $100 million

0.75% of next $300 million

0.70% over $500 million

ON Janus Henderson Forty Portfolio

0.73% of first $100 million

0.68% of next $400 million

0.63% over $500 million

ON S&P 500® Index Portfolio

0.40% of first $100 million

0.35% of next $150 million

0.33% over $250 million

ON BlackRock Advantage Large Cap Core Portfolio

0.64% of first $500 million

0.62% over $500 million

ON Bond Portfolio

0.60% of first $100 million

0.50% of next $150 million

0.45% of next $250 million

0.40% of next $500 million

0.30% of next $1 billion

0.25% over $2 billion

ON BlackRock Balanced Allocation Portfolio

0.58% of first $100 million

0.50% of next $150 million

0.45% of next $250 million

0.40% of next $500 million

0.30% of next $1 billion

0.25% over $2 billion

ON BlackRock Advantage International Equity

Portfolio

0.72% of first $200 million

0.70% of next $800 million

0.66% over $1 billion

ON BlackRock Advantage Large Cap Value Portfolio

0.67% of first $500 million

0.65% over $500 million

ON Foreign Portfolio

0.72% of first $200 million

0.70% of next $800 million

0.66% over $1 billion

ON Federated High Income Bond Portfolio

0.75% of first $75 million

0.70% of next $75 million

0.65% of next $75 million

0.60% over $225 million

ON Nasdaq-100® Index Portfolio

0.40% of first $100 million

0.35% of next $150 million

0.33% over $250 million

ON BlackRock Advantage Small Cap Growth Portfolio

0.78% of first $100 million

0.75% of next $400 million

0.70% over $500 million

ON S&P MidCap 400® Index Portfolio

0.40% of first $100 million

0.35% of next $150 million

0.33% over $250 million

ON BlackRock Advantage Large Cap Growth Portfolio

0.66% of first $500 million

0.64% over $500 million

ON Risk Managed Balanced Portfolio

0.88% of first $500 million

0.74% of next $1.3 billion

0.72% over $1.8 billion

ON iShares Managed Risk Balanced Portfolio

0.58% of first $1.5 billion

0.55% over $1.5 billion

ON iShares Managed Risk Moderate Growth Portfolio

0.58% of first $1.5 billion

0.55% over $1.5 billion

ON iShares Managed Risk Growth Portfolio

0.58% of first $1.5 billion

0.55% over $1.5 billion

ON Janus Henderson U.S. Low Volatility Portfolio

0.60% of first $500 million

0.58 over $500 million

ON Federated Core Plus Bond Portfolio

0.56% of first $100 million

0.54% of next $150 million

0.50% of next $150 million

0.45% of next $350 million

0.43% over $750 million

ON Conservative Model Portfolio

ON Moderately Conservative Model Portfolio

ON Balanced Model Portfolio

ON Moderate Growth Model Portfolio

ON Growth Model Portfolio

0.40% of the average daily net assets

Agreed and accepted as of May 1, 2020.

OHIO NATIONAL FUND, INC.	OHIO NATIONAL INVESTMENTS, INC.

/s/ Michael DeWeirdt	/s/ Gary Rodmaker
Michael DeWeirdt, President	Gary Rodmaker, President

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